                                                                     Exhibit 4.2

                            INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of February 25, 2004, by and among TEKELEC, a California corporation ("Tekelec"), BUCKAROO, INC., a Delaware corporation and wholly-owned subsidiary of Tekelec ("Acquisition Subsidiary"), TAQUA, INC., a Delaware corporation (the "Company"), the Representatives, and those Stockholders listed on the signature pages hereto (the "Major Stockholders"). Tekelec, Acquisition Subsidiary, the Representatives, the Major Stockholders and the Company are referred to herein each as a "Party" and together as the "Parties."

                                    RECITALS

      A. Tekelec, Acquisition Subsidiary and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 25, 2004, pursuant to which, among other things, the parties thereto agreed to the merger of Acquisition Subsidiary with and into the Company, contemporaneously with the execution of this Agreement; and

      B. As a condition precedent to the closing of the Merger Agreement, this Agreement must remain in full and effect on and as of the Closing Date.

      C. Each Major Stockholder has reviewed the form of (i) Merger Agreement,
(ii) Escrow Agreement, dated as of February 25, 2004, by and among Tekelec, the Company, Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C., as representatives of certain stockholders of the Company thereunder, and U.S. Bank National Association, as escrow agent, (iii) the Certificate of Merger in the form attached to the Merger Agreement as Exhibit A, and (iv) this Agreement (collectively, the "Documents"). Each Major Stockholder has also reviewed such other materials as such Major Stockholder has deemed necessary or appropriate for the purposes of this Agreement. All transactions or actions contemplated by the Documents are hereinafter referred to, collectively, as the "Transactions."

      NOW, THEREFORE, in consideration of the promises and the mutual agreements expressed herein and in the Merger Agreement, the parties hereto agree as follows:

      1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Merger Agreement. In addition, all capitalized terms used in the provisions of the Merger Agreement that are incorporated by reference herein shall have the meaning ascribed to such terms in the Merger Agreement.

      2. APPOINTMENT OF STOCKHOLDERS' REPRESENTATIVE. The provisions contained in Section 1.13 of the Merger Agreement are hereby incorporated herein by this reference. By virtue of such incorporation by reference, the Parties hereto shall be entitled to all of the benefits, and subject to all of the obligations, contained in such provisions.

         3. REPRESENTATIONS AND WARRANTIES OF MAJOR STOCKHOLDERS. The representations and warranties of the Major Stockholders contained in Article III of the Merger Agreement are hereby incorporated herein by this reference. By virtue of such incorporation by reference, the Major Stockholders shall be deemed to have made such representations and warranties to Tekelec and the Acquisition Subsidiary on the terms provided therein and shall be entitled to all of the benefits, and subject to all of the obligations, contained in such provisions or in the Merger Agreement with respect thereto.

         4. RELEASE.

         (a) Each Major Stockholder acknowledges that Tekelec has required that, as a condition to Tekelec entering into the Merger Agreement and the transactions contemplated thereby, each Major Stockholder must enter into this Agreement. Notwithstanding the foregoing, however, this Agreement shall not be effective until the Effective Time.

         (b) Upon the Effective Time, each Major Stockholder hereby unconditionally and irrevocably agrees to, and does, remise, release and forever discharge the Company, its parent companies, affiliates and subsidiaries, Tekelec, its affiliates and subsidiaries, the stockholders and owners of each of the foregoing, and the directors, officers, employees, agents, representatives, heirs, administrators, predecessors, attorneys, successors and assigns of each of the foregoing, in each case now or hereafter existing (the "Releasees"), from any and all liabilities, claims, demands, actions, causes of action, debt, account, bond, judgments, suits, interest, penalties, expenses, and/or litigation costs, including reasonable attorneys' fees, expert fees, and appellate fees and costs, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, which arise or have arisen, or the basis for which occurs or has occurred, at or prior to the Effective Time (collectively, "Claims").

         (c) Each Major Stockholder affirms that the matters covered by Section 4(b) include, without limitation, (i) any Claims under the securities or other laws of the United States, any state or territory thereof, or any foreign jurisdiction, relating to the sale of any of the Company's securities to, or ownership of any of the Company's securities by, such Major Stockholder, (ii) any Claims challenging or disputing the validity, enforceability, binding effect or legality of the Documents, and (iii) any Claims for breach of fiduciary duty arising from any actions or inactions at or prior to the Effective Time, including, without limitation, related to the Merger and the related transactions contemplated by the Documents.

         (d) Upon the Effective Time, each Major Stockholder does not remise, release or discharge the Releasees from (i) their covenants, agreements and obligations under the Documents, whether such covenants, agreements and obligations are required to be performed or otherwise arise prior to, at or after the Effective Time, or (ii) any action or inaction after the Effective Time.

         (e) Each Major Stockholder agrees that nothing in this Release is an admission by either such Major Stockholder or any Releasee of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any Person. Each Major Stockholder further acknowledges that he, she or it understands this Release, the claims he, she or it is releasing, the promises and agreements he, she or it is making, and the effect of his signing this Release. This Release shall be construed and governed by the laws of the State of Delaware applicable to contracts executed and performed entirely within such state.

         (f) Each Major Stockholder hereby waives the benefit of any statute or rule of law which, if applied to this Release, would exclude from its binding effect any Claim against the Releasees not now known by such Major Stockholder to exist. This Agreement is intended to be a general release and a covenant not to sue that extinguishes all Claims released above and precludes any attempt by any Major Stockholder to initiate any litigation against the Releasees with respect to the Claims released above. If any Major Stockholder commences any Claim in violation of this Agreement, the Releasees shall be entitled to assert this Agreement as a complete bar. This Agreement is binding on the Major Stockholders and their respective heirs, legal representatives, successors, and assigns, in their own right, and in the rights of others.

         (g) Solely with respect to the Claims released hereunder, each Major Stockholder expressly waives and relinquishes to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         (h) Each Major Stockholder hereby acknowledges that he, she or it has been advised to consult with an attorney before executing this Agreement and otherwise in connection with the Merger and all actions contemplated by the Documents and the Merger and the related transactions contemplated by the Documents and that such Major Stockholder has done so or, after careful reading and consideration has chosen not to do so of such Major Stockholder's own volition. Each Major Stockholder hereby acknowledges that he, she or it has signed this Release knowingly and voluntarily and with the advice of any counsel retained to advise such Major Stockholder with respect to it.

         5. INDEMNIFICATION. Article IX of the Merger Agreement is hereby incorporated herein by this reference. By virtue of such incorporation by reference, the Parties hereto shall be entitled to all of the benefits, and subject to all of the obligations, contained in such Article. The Major Stockholders acknowledge and agree that pursuant to the terms of the Escrow Agreement, the Representatives may request that from time to time funds may be disbursed from the Disbursement Account to reimburse the Representatives for their fees, expenses and losses relating to the performance of their obligations under the Escrow Agreement and the Merger Agreement. In the event that insufficient funds remain in the Disbursement Account to make such disbursement, the Major Stockholders acknowledge and agree that following the Release Date (as defined in the Escrow Agreement) the Escrow Agent shall reimburse the Representatives out of the Escrow Funds for the amount of such insufficiency to the extent, and only in the circumstances provided for, in the Escrow Agreement.

         6. TERMINATION. Prior to the Effective Time, this Agreement shall be terminated in the event that the Merger Agreement is terminated in accordance with Article X of the Merger Agreement; provided that nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Agreement prior to the termination. From and after the Effective Time, Sections 2, 3, and 5 shall be terminated upon the termination of the indemnification obligations of the Major Stockholders pursuant to the terms of the Merger Agreement and this Agreement.

         7. MISCELLANEOUS PROVISIONS.

         (a) Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this
Section 7(a) for, or such other address as may be designated in writing hereafter by, such Party:

         If to Acquisition Subsidiary or Tekelec or to the Company following the
Closing:

         Tekelec                              and    Ronald W. Buckly
         26580 West Agoura Road                      Tekelec
         Calabasas, California 91302                 26850 West Agoura Road
         Attention:  President                       Calabasas, California 91302
         Facsimile No.:  (818) 880-0176              Facsimile:  (818) 880-0176

         with a copy to:

         J. Mark Klamer and Katherine F. Ashton
         Bryan Cave LLP
         One Metropolitan Square, Suite 3600
         211 North Broadway
         St. Louis, Missouri  63102
         Facsimile: (314) 259-2020

         If to the Company prior to the Closing:

         Taqua, Inc.
         1705 North Plano Road
         Richardson, TX 75081
         Attention: Donald W. Pratt
         Facsimile: (972) 480-8892

    With a copy to:

    Nixon Peabody LLP
    101 Federal Street
    Boston, MA 02110
    Attention: Jonathan R. Karis
    Facsimile: 866-375-3459

    If to the Major Stockholders:


    Bessemer Venture Partners V L.P.           Columbia Capital, L.L.C.
    1865 Palmer Avenue, Suite 104              201 North Union Street, Suite 300
    Larchmont, NY 10538                        Alexandria, VA 22314
    Attention: Robert P. Goodman and           Attention: Donald A. Doering
    Edmund Colloton                            Facsimile: 703-519-5870
    Facsimile: 914-833-9200

    INVESTCORP International                   RRE Ventures
    280 Park Avenue, 36th Floor                126 E. 56th Street
    New York, NY 10017                         New York, NY 10022
    Attention:  Alex Guira                     Attention: Richard A. McGinn
    Facsimile: 212-983-7073                    Facsimile: 212-355-0330

    Court Square Ventures, LLC                 Point Judith Capital
    Zero Court Square                          5784 Post Road, Suite 5
    Charlottesville, VA 22902                  East Greenwich, RI 02818
    Attention: Randy Castleman                 Attention: David J. Martirano
    Facsimile: 804-817-3299                    Facsimile: 401-935-4346


    With a copy to:

    Nixon Peabody LLP
    101 Federal Street
    Boston, MA 02110
    Attention: Jonathan R. Karis
    Facsimile: 866-375-3459

         (b) Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of Law or otherwise) by any party hereto without the prior written consent of the other parties hereto.

         (c) Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature(s).

         (d) Headings; Interpretation. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each Party hereto has participated substantially in the negotiation and drafting of this Agreement and each Party agrees that any ambiguity herein should not be construed against the draftsman. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a governmental authority and any other entity

         (e) Remedies. Except as otherwise expressly provided herein, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

         (f) Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules.

         (g) Submission to Jurisdiction; Waiver. For the purposes of this Agreement only, each of the Representatives, the Major Stockholders, the Company and Tekelec irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by a party or its successors or assigns and determined in the state courts of the State of New York located in New York County, or the United Stated District Court for the Southern District of New York, and each of the Representatives, the Major Stockholders, the Company and Tekelec hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts. Each of the Representatives, the Major Stockholders, the Company and Tekelec hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named court for any reason other than the failure to serve process in accordance with this Section 7(a), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through judgment or otherwise), and (c) to the fullest extent permitted by applicable law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement or the subject matter hereof, may not be enforced in or by such court. Each such party hereto waives all personal service of any and all process upon such party related to this Agreement and consents that all service of process upon such party shall be made by hand delivery, certified mail or confirmed telecopy directed to such party at the address specified in Section 7(a) hereof; and service made by certified mail shall be complete seven days after the same shall have been posted.

         (h) No Waiver. Any failure by any of the Parties hereto to comply with any of the obligations, agreements or conditions set forth herein may be waived by all of the other Parties hereto; provided, however, that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition.

         (i) Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         (j) No Third Parties Beneficiaries. The Parties hereby agree that there are no third party beneficiaries to this Agreement, other than Indemnified Parties.

         (k) Amendment. This Agreement may only be amended with the prior written consent of the Company, Tekelec and the Major Stockholders entitled to at least eighty percent (80%) of the aggregate Merger Consideration to be received by all Major Stockholders at the Effective Time. Notwithstanding the foregoing, without the prior written consent of the Representatives, the Major Stockholders shall not amend this Agreement in a way that retroactively materially increases the obligations and liabilities of, or materially decreases the rights of and benefits to, the Representatives.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first set forth above.

                          TEKELEC

                          By:   /s/ Frederick M. Lax
                             ------------------------------------------------
                          Name:    Frederick M. Lax
                          Title:   CEO & President

                          By:    /s/ Paul J. Pucino
                             ------------------------------------------------
                          Name:    Paul J. Pucino
                          Title:   CFO


                          TAQUA, INC.

                          By:   /s/ Charles Vogt
                             ------------------------------------------------
                          Name:    Charles Vogt
                          Title:   President & CEO

                          REPRESENTATIVES

                          COLUMBIA CAPITAL, L.L.C., as a Representative


                          By:   /s/ Donald A. Doering
                             ------------------------------------------------
                                Name:  Donald A. Doering
                                Title: Chief Financial Officer

                          BESSEMER VENTURE PARTNERS V L.P., as a Representative

                          By:  Deer V & Co. LLC, General Partner/
                          Managing Member


                          By:     /s/ J. Edmund Colloton
                               ----------------------------------------------
                                  Name:  J. Edmund Colloton
                                  Title: Manager

                          MAJOR STOCKHOLDERS

                          RRE VENTURES III, L.P.
                          RRE VENTURES III-A, L.P.
                          RRE VENTURES FUND III, L.P.


                          By:     /s/ Andrew L. Zalasin
                               ----------------------------------------------
                                  Name:  Andrew L. Zalasin
                                  Title: General Partner



                          POINT JUDITH VENTURE FUND, L.P.

                          By:  Point Judith Capital Partners, LLC,
                                  its General Partner

                          By:  Point Judith Administrators, LLC,
                                 its Manager


                          By:     /s/ David J. Martirano
                               ----------------------------------------------
                                 Name:  David J. Martirano
                                 Title: Manager



                          BESSEMER VENTURE PARTNERS V L.P.
                          BESSEC VENTURES V L.P.
                          BESSEMER VENTURE INVESTORS III L.P.
                          BVE 2001 LLC
                          BVE 2001(Q) LLC
                          BIP 2001 L.P.

                          By:  Deer V & Co. LLC, General Partner/
                          Managing Member


                          By:     /s/ J. Edmund Colloton
                               ----------------------------------------------
                                 Name:  J. Edmund Colloton
                                 Title: Manager

                          COVE VENTURES LLC
                          By:  Cove Road Associates, LLC


                          By:     /s/ J. Edmund Colloton
                               ---------------------------------------------
                                 Name:  J. Edmund Colloton
                                 Title: Attorney-in-Fact

                          COLUMBIA CAPITAL EQUITY PARTNERS II (QP), LP

                          By:  Columbia Capital Equity Partners, LLC,
                               its General Partner


                          By:   /s/ Donald A. Doering
                             -----------------------------------------------
                                Name:  Donald A. Doering
                                Title: Chief Financial Officer


                          COLUMBIA TAQUA PARTNERS, LLC
                          By:  Columbia Capital, LLC, its Manager

                          By:   /s/ Donald A. Doering
                             -----------------------------------------------
                                Name:  Donald A. Doering
                                Title: Chief Financial Officer


                          COLUMBIA NOVIDA INVESTORS, LLC
                          By:  Columbia Capital Corporation,
                               its Managing Member


                          By:   /s/ Donald A. Doering
                             -----------------------------------------------
                                Name:  Donald A. Doering
                                Title: Chief Financial Officer

                          COLUMBIA CAPITAL EQUITY PARTNERS III (QP), LP

                          By: Columbia Capital Equity Partners III, LP, its General Partner


                          By:   /s/ Donald A. Doering
                             ----------------------------------------------
                                Name:  Donald A. Doering
                                Title: Chief Financial Officer


                          COLUMBIA CAPITAL EQUITY PARTNERS III (AI), LP

                          By: Columbia Capital Equity Partners III, LP, its General Partner


                          By:   /s/ Donald A. Doering
                             ----------------------------------------------
                                Name:  Donald A. Doering
                                Title: Chief Financial Officer


                          COLUMBIA TAQUA PARTNERS III, LLC
                          By:  Columbia Capital III, LLC, its Manager


                          By:   /s/ Donald A. Doering
                             ----------------------------------------------
                                Name:  Donald A. Doering
                                Title: Chief Financial Officer


                          COURT SQUARE VENTURES I, LLC

                          By:  Court Square Ventures, LLC, its Manager


                          By:   /s/ W. R. Castleman
                             ----------------------------------------------
                                Name:  W. R. Castleman
                                Title: Manager

                          INVESTCORP/(212) VENTURES TECHNOLOGY FUND I, L.P., a Delaware limited partnership

                          By:  Technology Ventures Limited, a Delaware
                               limited partnership, its General Partner


                          By:   /s/ Ebrahim H. Ebrahim
                             -----------------------------------------------

                          Name:    Ebrahim H. Ebrahim
                                --------------------------------------------

                          Title:    Director
                                 -------------------------------------------

                          BUCKAROO, INC.

                                 By:       /s/ Fred Lax
                                    -------------------------------------
                                 Name:     Fred Lax
                                      -----------------------------------
                                 Title:    CEO
                                        ---------------------------------